                              Exhibit (8)
                              Commonwealth Edison Company and ComEd Financing II Form S-4 File No. 333-


                        [Letterhead of Sidley & Austin]



                                  June 3, 1997



Commonwealth Edison Company
10 South Dearborn Street - 37th Floor
Post Office Box 767
Chicago, IL  60690-0767

Ladies and Gentlemen:

          We have acted as counsel to Commonwealth Edison Company, an Illinois corporation (the "Company"), and ComEd Financing II, a Delaware statutory business trust (the "Trust"), in connection with the offer (the "Exchange Offer") by the Trust to exchange its registered 8.50% Series B Capital Securities for its outstanding non-registered 8.50% Series A Capital Securities, as described in the Registration Statement on Form S-4 (the "Registration Statement"), which is being filed by the Company and the Trust with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement includes the Prospectus (the "Prospectus") relating to such offer. Capitalized terms not defined herein have the meanings specified in the Prospectus.

          In rendering the opinion expressed below, we have examined the Prospectus and such other documents as we have deemed relevant and necessary, including, without limitation, the Trust Agreement, the Indenture, the Old Guarantee Agreement and the New Guarantee Agreement. Such opinion is conditioned, among other things, upon the accuracy and completeness of the facts, information and representations contained in the Prospectus as of the date hereof and the continuing accuracy and completeness thereof as of the date of the consummation of the Exchange Offer. We have assumed that the transactions contemplated by the Prospectus and such other documents will occur as provided therein and that there will be no material change to the Prospectus or any of such other documents between the date hereof and the date of the consummation of the Exchange Offer.

          Based upon and subject to the foregoing, we are of the opinion that the discussion set forth in the Prospectus under the caption "Certain Federal Income Tax Consequences"
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Commonwealth Edison Company
June 3, 1997
Page 2


constitutes, in all material respects, a fair and accurate summary of the matters addressed therein, based upon current law and the assumptions stated or referred to therein.

          We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinion expressed above, including any changes in applicable law which may hereafter occur.

          We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.

                                       Very truly yours,

                                       Sidley & Austin